EXHIBIT 17.1

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                FORM 24F-2
                     ANNUAL NOTICE OF SECURITIES SOLD
                          PURSUANT TO RULE 24F-2

Read instructions at end of Form before preparing Form.
Please print or type.

1.   Name and address of issuer:
                 INTERNATIONAL SERIES, INC.
                 Federated Investors
                 Federated Investors Tower
                 Pittsburgh, Pennsylvania 15222-3779

2. Name of each series or class of funds for which this notice is filed:
              Federated International Income Fund
              Federated International Equity Fund

3.   Investment Company Act File Number:  811-3984
     Securities Act File Number:  2-91776

4.   Last day of fiscal year for which this notice is filed:
November 30, 1996

5.   Check box if this notice is being filed more than 180
     days after the close of the issuer's fiscal year for
     purposes of reporting securities sold after the close
     of the fiscal year but before termination of the
     issuer's 24f-2 declaration:  [   ]

6.   Date of termination of issuer's declaration under rule
     24f-2(a)(1), if applicable:

7. Number and amount of securities of the same class or series which had been registered under the Securities
     Act of 1933 other than pursuant to rule 24f-2 in a prior fiscal year, but which remained unsold at the beginning of the fiscal year: 0:$0

8. Number and amount of securities registered during the fiscal year other than pursuant to rule 24f-2:
     7,362,637:$128,478,016

9. Number and aggregate sale price of securities sold during the fiscal year (includes DRIP shares):
     17,774,301:$252,956,718

10. Number and aggregate sale price of securities sold during the fiscal year in reliance upon registration pursuant to rule 24f-2: 10,411,664:$124,478,702

11. Number and aggregate sale price of securities issued during the fiscal year in connection with dividend reinvestment plans, if applicable:

12.  Calculation of registration fees:

     (i) Aggregate sale price of securities sold during the fiscal year in reliance on rule 24f-2 (from Item 10):
$124,478,702
     (ii) Aggregate price of shares issued in connection
          with dividend reimbursement plans (from Item 11,
          if applicable)      +
     (iii) Aggregate price of shares redeemed or repurchased during the fiscal year (if applicable)-124,478,702

     (iv) Aggregate price of shares redeemed or repurchased
          and previously applied as a reduction to filing
          fees pursuant to rule 24e-2 (if applicable) +0
     (v)  Net aggregate price of securities sold and issued
          during the fiscal year in reliance on rule 24f-2
         [line (i), plus line (ii), less line (iii), plus
         line (iv)] (if applicable):  $0
     (vi) Multiplier prescribed by Section 6(b) of the
          Securities Act of 1933 or other applicable law or
          regulation (see Instruction C.6):  x 1/3300
     (vii) Fee due [line (i) or line (v) multiplied by line
          (vi)]:  $0

Instruction: Issuers should complete lines (ii), (iii), (iv), and (v) only if the form in being filed within 60 days after the close of the issuer's fiscal year. See Instruction C.3.

13. Check box if fees are being remitted to the Commission's lockbox depository as described in section 3a of the Commission's Rules of Informal
and Other Procedures (17 CFR 202.3a).  [   ]

Date of mailing or wire transfer of filing fees to the Commission's lockbox depository:


                                SIGNATURES

This report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

By (Signature and Title)*
                    J. Crilley Kelly

                    Assistant Secretary

Date:               January 15, 1997

 * Please print the name and title of the signing officer below the signature.



                     FEDERATED ADMINISTRATIVE SERVICES

                         FEDERATED INVESTORS TOWER
                         PITTSBURGH, PA 15222-3779
                               412-288-1900

                             January 15, 1997


International Series, Inc.
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

     You have requested my opinion for use in conjunction with a Rule 24f-2 Notice for International Series, Inc. (`Corporation'') to be filed in respect of shares of the Corporation (`Shares'') sold for the fiscal year ended November 30, 1996, pursuant to the Corporation's registration statement filed with the Securities and Exchange Commission (`SEC'') under the Securities Act of 1933 (File No. 2-91776) (`Registration Statement'').

     In its Registration Statement, the Corporation elected to register an indefinite number of shares pursuant to the provisions of Investment Company Act Rule 24f-2.

     As counsel I have participated in the preparation and filing of the Corporation's amended Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Articles of Incorporation dated February 11, 1991, the Bylaws of the Corporation and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

     On the basis of the foregoing, it is my opinion the Shares sold for the fiscal year ended November 30, 1996, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid and non-assessable by the Corporation.

     I hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Corporation and to any application or registration statement filed under the securities laws of any of the States of the United States.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Maryland, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.


                                   Very truly yours,
                                   /s/ J. Crilley Kelly
                                   J. Crilley Kelly
                                   Fund Attorney




                        INTERNATIONAL SERIES, INC.


                            Federated Investors
                         Federated Investors Tower
                    Pittsburgh, Pennsylvania 15222-3779

                             January 15, 1997




EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

   RE:  Form 24f-2 for INTERNATIONAL SERIES, INC.
          1933 Act File No. 2-91776
          1940 Act File No. 811-3984

Dear Sir or Madam:
     Pursuant to the provisions of Rule 24f-2 of the Investment Company Act of 1940, I enclose Form 24f-2 for International Series, Inc. This filing has been filed electronically via EDGAR.

     Since the aggregate redemption proceeds of redeemed securities exceeded the aggregate sales price of securities sold during the period for which the Form 24f-2 is filed, an additional filing fee pursuant to Rule 24f-2(c) has not been filed.

     As required by Rule 24f-2(b), a conformed opinion of counsel has been electronically filed herewith which indicates whether the securities, the registration of which this Form makes definite in number, were legally issued, fully paid and non-assessable.

                                   Very truly yours,



                                   /s/ J. Crilley Kelly
                                   J. Crilley Kelly
                                   Assistant Secretary

Enclosures

cc:  Matthew G. Maloney, Esquire
     Linda L. Banas